Exhibit 23.2

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the consolidated financial statements of BM Technologies, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
June 30, 2023